  As filed with the Securities and Exchange Commission on December 14, 1998

                                               Registration Statement No. 33-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                               INVIVO CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      77-0115161
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

              4900 Hopyard Road, #210 Pleasanton, California 94588
               (Address of Principal Executive Offices) (Zip Code)

                             1994 Stock Option Plan
                            (Full title of the plan)

                     John F. Glenn, Vice President, Finance
                               Invivo Corporation
                             4900 Hopyard Road, #210
                          Pleasanton, California 94588
                                  510-468-7600
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------------
                                                         Proposed
                                      Proposed           Maximum
Title of Securities    Amount to be   Maximum Offering   Aggregate Offering    Amount of
to be Registered       Registered     Price              Price                 Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock
par value $.0008
per share               200,000        $15.75(1)         $3,150,000(1)         $875.70
===============================================================================================


               (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the last sale reported the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on December 10, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

               The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (a) the Issuer's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, (b) the Issuer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and (c) the description of the Issuer's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 15, 1987, File No. 0-15963.

               All documents subsequently filed by the Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

               As permitted by sections 102 and 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates, to the fullest extent permitted by the Delaware General Corporation Law, a director's personal liability for monetary damages to the Registrant and its stockholders for breach of fiduciary duty as a director. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except for the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               The Registrant has entered into indemnity agreements with its officers and directors (each an "Indemnitee"). Under such indemnity agreements, the Registrant must indemnify an Indemnitee for expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or officer of the Registrant, provided that no indemnification for such expenses shall be made if Indemnitee is adjudged to be liable to the Registrant, except as deemed proper by an appropriate court. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

               The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

               There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

Exhibit
Number      Description of Document
-------     -----------------------
4.1                   1994 Stock Option Plan.

4.2 Form of Incentive Stock Option Agreement (incorporated by reference to exhibit number 4.2 to the Registrant's
                      Registration Statement on Form S-8, Registration Statement
                      No. 33-88798).

4.3 Form of Non-Qualified Stock Option Agreement (incorporated by reference to exhibit number 4.3 to the Registrant's
                      Registration Statement on Form S-8, Registration Statement
                      No. 33-88798).

5.1                   Opinion of Howard, Rice, Nemerovski, Canady, Falk &
                      Rabkin, A Professional Corporation.

23.1                  Consent of KPMG Peat Marwick LLP.

23.2                  Consent of Howard, Rice, Nemerovski, Canady, Falk &
                      Rabkin, A Professional Corporation (included in
                      Exhibit 5.1).

Item 9. Undertakings.

               The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on December 10, 1998.

                                       INVIVO CORPORATION


                                       By /s/ JAMES B. HAWKINS
                                         ---------------------------------------
                                         James B. Hawkins, President

                   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                           Title                              Date
       ---------                           -----                              ----

       /s/ JAMES B. HAWKINS      President, Chief Executive Officer      December 10, 1998
       --------------------      and Director (principal executive
       JAMES B. HAWKINS          officer)


       /s/ JOHN F. GLENN         Vice President, Finance and Chief       December 10, 1998
       -------------------       Financial Officer (principal
       JOHN F. GLENN             financial officer and principal
                                 accounting officer)


       /s/ ERNEST C. GOGGIO      Chairman of the Board                   December 10, 1998
       --------------------
       ERNEST C. GOGGIO



       /s/ GEORGE S. SARLO       Director                                December 10, 1998
       -------------------
       GEORGE S. SARLO


       /s/ LAREEN DEBUONO        Director                                December 10, 1998
       -------------------
       LAUREEN DeBUONO



       /s/ ROGER SUSI            Director                                December 10,1998
       -------------------
       ROGER SUSI

                                  EXHIBIT LIST


     Exhibit
     Number    Description of Document
     -------   -----------------------
     4.1       1994 Stock Option Plan.

     5.1       Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
               Professional Corporation.

     23.1      Consent of KPMG Peat Marwick LLP.

     23.2      Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
               Professional Corporation (included in Exhibit 5.1).